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                                                                      EXHIBIT 21

                        HAYES LEMMERZ INTERNATIONAL, INC.

                                  SUBSIDIARIES

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                                                                         JURISDICTION OF
                               NAME                                       INCORPORATION
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
Hayes Lemmerz International - California, Inc.                              Delaware
Hayes Lemmerz International - Howell, Inc.                                  Michigan
Hayes Lemmerz International - Huntington, Inc.                              Delaware
Hayes Lemmerz International - Georgia, Inc.                                 Delaware
Hayes Lemmerz International - Mexico, Inc.                                  Delaware
Hayes Lemmerz International - Texas, Inc.                                     Texas
Hayes Lemmerz International - Ohio, Inc.                                      Ohio
Hayes Lemmerz International - Kentucky, Inc.                                Delaware
HLI (Europe), Ltd.                                                          Delaware
HLI Netherlands Holdings, Inc.                                              Delaware
Hayes Lemmerz International - Homer, Inc.                                   Delaware
Hayes Lemmerz International - Frenos, S.A. de C.V.                           Mexico
Motor Wheel Corporation of Canada, Ltd.                                  Ontario, Canada
EMAC R&D Corporation                                                     Ontario, Canada
Hayes Lemmerz Mexico, S.A. de C.V.                                           Mexico
Hayes Lemmerz International - CMI, Inc.                                     Michigan
Hayes Lemmerz International - Montague, Inc.                                Michigan
Hayes Lemmerz International - Cadillac, Inc.                                Michigan
Hayes Lemmerz International - Equipment & Engineering, Inc.                 Michigan
Hayes Lemmerz International - Petersburg, Inc.                              Michigan
HLI - Summerfield Realty Corp.                                              Michigan
Hayes Lemmerz International - Bristol, Inc.                                 Michigan
Hayes Lemmerz International - PCA, Inc.                                     Michigan
Hayes Lemmerz International - Southfield, Inc.                              Michigan
Hayes Lemmerz International - Technical Center, Inc.                        Michigan
HLI Realty, Inc.                                                            Michigan
Hayes Lemmerz International - Laredo, Inc.                                    Texas
Industrias Fronterizas HLI, S.A. de C.V.                                     Mexico
Hayes Lemmerz International - Transportation, Inc.                          Michigan
Hayes Lemmerz International - Wabash, Inc.                                   Indiana
Hayes Lemmerz Fabricated Holdings B.V.                                     Netherlands
CMI - Europe Netherlands Holdings B.V.                                     Netherlands
Hayes Lemmerz, S.p.A.                                                         Italy
Hayes Lemmerz Barcelona, S.A.                                                 Spain
Hayes Lemmerz Autokola, a.s.                                             Czech Republic
Hayes Lemmerz Alukola, s.r.o.                                            Czech Republic
HL Holdings B.V.                                                           Netherlands
Hayes Lemmerz Holding GmbH                                                   Germany
Hayes Lemmerz Hungary Consulting Limited Liability Company                   Hungary
Hayes Lemmerz Werke GmbH                                                     Germany
Metaalgieterij Giesen Holding B.V.                                         Netherlands
Metaalgieterij Giesen B.V.                                                 Netherlands
Metaal Industrie Bergen B.V.                                               Netherlands
Hayes Lemmerz Manresa, SPRL                                                   Spain
Hayes Lemmerz Belgie, B.V.B.A.                                               Belgium
Hayes Lemmerz Comercio e Participacoes SRL                                   Brazil
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
Hayes Lemmerz-Inci-Jant Sanayi, A.S.                                         Turkey
Borlem S.A. Empreendimentos Industriais                                      Brazil
Borlem Aluminio Ltda.                                                        Brazil
Kalyani Lemmerz Limited                                                       India
Automotive Overseas Investments (Proprietary) Limited                     South Africa
N.F. Die Casting (Proprietary) Limited                                    South Africa
Siam Lemmerz Co., Ltd.                                                      Thailand
Hayes Lemmerz Siam Co., Ltd.                                                Thailand
Hayes Lemmerz Japan, Ltd.                                                     Japan
Hayes Lemmerz Funding Corporation                                           Delaware
Hayes Lemmerz Funding Company, LLC                                          Delaware
Hayes Lemmerz International Import, Inc.                                    Delaware
Hayes Lemmerz Foreign Sales Corporation                                     Barbados
HLI - Ventures, Inc.                                                        Michigan
CMI - Quaker Alloy, Inc.                                                  Pennsylvania
HLI - Mexicana S.A. de C.V.                                                  Mexico
CMI - Monterrey S.A. de C.V.                                                 Mexico
CMI - FSC, Inc.                                                             Barbados
European Commercial Wheels                                                   Belgium
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